UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 3.03    Material Modification to Rights of Security Holders

As previously reported, on July 23, 2019, Jaguar Health, Inc. (the “Company”) consummated a registered public offering of (i) 2,886,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 10,787 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, (iii) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the earlier of (A) five (5) years from the date of issuance and (B) 30 calendar days following the public announcement of Positive Interim Results (as defined in Registration Statement on Form S-1 (File No. 333-231399) and an additional registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, together, the “Registration Statement”) related to the diarrhea results from the HALT-D investigator initiated trial if and only if in those 30 calendar days (x) the volume weighted average price of Common Stock (“VWAP”) exceeds 115% of the exercise price of such warrant for any 20 consecutive trading days (the “Measurement Period”) and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 1 warrants”), and (iv) warrants to purchase up to 8,280,000 shares of Common Stock that expire on the first date on the earlier of (A) 5 years from the date of issuance and (B) 30 calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi, or the same or similar product with a different name) for the treatment of cancer therapy related diarrhea in humans has met its primary endpoint in accordance with the protocol if and only if in those 30 calendar days (x) the VWAP exceeds 150% of the exercise price of such warrant for the Measurement Period after such public announcement and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 2 warrants”, and together with the Series 1 warrants, the “Warrants”).

On September 24, 2019, the Company reduced the exercise price of the Series 1 warrants from $2.00 per share to $1.40 per share by notifying American Stock Transfer & Trust Company, LLC (“AST”) pursuant to the terms of the Warrant Agency Agreement, dated as of May 6, 2019, by and between the Company and AST.

The issuance of the Series 1 warrants to the public and the issuance of the Common Stock upon exercise thereof have been registered on the Registration Statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to this reduction of the exercise price for the Series 1 warrants will be filed with the SEC.

Item 7.01   Regulation FD Disclosure.

On September 24, 2019, the Company issued a press release announcing that it will conduct a conference call on Thursday, October 3, 2019 at 8:00 a.m. ET / 5:00 a.m. PT to provide updates regarding development of Mytesi (crofelemer) for the possible indication of cancer therapy-related diarrhea. Mytesi is the Company’s FDA-approved drug product indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy.

A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Notice of Reduction in Exercise Price of the Series 1 Warrants.
99.2	Press Release, dated September 24, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: September 24, 2019	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President

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